UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 23, 2007

AMYLIN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-19700	33-0266089
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9360 Towne Centre Drive
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On July 23, 2007, Amylin Pharmaceuticals, Inc. issued a press release announcing its financial results for the quarter ended June 30, 2007.  This amended current report on Form 8-K/A is being filed to correct a typographical error in the amount of net product sales for the six month period ended June 30, 2006 reported in the text of the original press release.  As reported correctly in the financial tables attached to the original press release, net product sales for this period totaled $184.7 million.  A copy of the revised press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description
99.1	Revised July 23, 2007 press release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: July 24, 2007	By:	/s/ Mark G. Foletta
Mark G. Foletta
Senior Vice President, Finance,
and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Revised July 23, 2007 press release